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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Avatech Solutions, Inc., pertaining to the Avatech Solutions, Inc. 2002 Stock Option Plan, of our report dated October 3, 2001 (except Note 3, as to which the date is September 3, 2002) with respect to the consolidated financial statements of Avatech Solutions, Inc. for the years ended June 30, 2001 and 2000 included in the Registration Statement (Form S-1 No. 333-104035), filed with the Securities and Exchange Commission.


                                                  /s/ Walpert & Wolpoff, LLP


Baltimore, Maryland
August 26, 2003